Exhibit 10.3

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT No. 4

TO WHOLESALE DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 4 (“Amendment No. 4”) to the Wholesale Distribution Agreement between CTI Life Sciences Limited (“CTILS”) and Max Pharma GmbH (“Wholesaler”) dated March 26, 2013, as amended (collectively, the “Agreement”) is entered into effective January 1, 2014.

The parties hereby agree as follows:

1.	Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

2.	Section 1.16 of the Agreement is deleted in its entirety and replaced with the following language:

“Territory” means the Federal Republic of Germany, Austria, Poland, the Czech Republic and the Slovak Republic, and any additional countries agreed between the Parties in writing from time to time after the Effective Date.

3.	Section 2.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“In conjunction with the appointment under Section 2.1(a), Wholesaler agrees to purchase, sell and distribute the Product in the Territory on its own account (the “Services”). Wholesaler also agrees to provide logistics services with respect to the Product, including the disposition function, the transport function, the transshipment function, the storage function and the information function (the “Logistics Services”). Wholesaler shall perform Services and Logistics Services in compliance with all applicable laws, rules and regulations.”

4.	Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following language:

“The Products shipped by CTILS will at the time of delivery have a remaining shelf-life of at least fourteen (14) months, and will be marked in accordance with CTILS’s instructions and properly packed and secured so as to reach their destination in an undamaged condition in the ordinary course of events. From time to time, upon mutual agreement of CTILS and Wholesaler, Product with a remaining shelf-life of less than fourteen (14) months will be delivered to and purchased by Wholesaler. CTILS will provide a certificate of analysis and a certificate of release with each batch of Product delivered.”

5.	Section 4.8 of the Agreement is hereby deleted in its entirety and replaced with the following language:

“Special Pricing Arrangements.

(a)	Within the Federal Republic of Germany (“Germany”), inpatient hospital customers of CTILS or Wholesaler are not eligible to automatically receive the Germany section §130b negotiated per vial discount of ** for Product. Wholesaler agrees to pre-screen customer orders in the Territory to identify when a customer is purchasing Product for hospital inpatient treatment. Wholesaler agrees to notify CTILS within 7 days of all such occurrences so that CTILS may address special pricing arrangements with such customer.

(b)	From time to time, a customer of CTILS or Wholesaler in the Territory may request that Wholesaler sell Product to such customer at a price that is different than the price paid by the Wholesaler to CTILS for the Product. If authorized in advance in writing by CTILS, the price paid by the Wholesaler to CTILS for the Product shall be adjusted based upon the new pricing arrangement for such customer for Product as follows:

(i) When such customer’s new selling price for Product is above the amount paid by the Wholesaler to CTILS for Product, the Wholesaler agrees to reimburse CTILS within 30 days for the difference between the price paid by such customer and the price paid by Wholesaler to CTILS for Product.

(ii) When such customer’s new selling price for Product is below the amount paid by the Wholesaler to CTILS for Product, Wholesaler will be entitled to receive and CTILS will extend a credit note to Wholesaler for the difference between the price paid by Wholesaler to CTILS and the price paid by such customer to Wholesaler for the Product.”

6.	Article IV of the Agreement is hereby amended by adding the following new Section 4.9:

“Pricing Adjustments.

(a)	Wholesaler will reimburse CTILS ** for Product sales that occurred in Germany from December 17, 2013 to December 31, 2013 within thirty (30) days of the effective date of this Amendment No. 4.

(b)	On January 1, 2014, Wholesaler will provide CTILS with a statement representing the number of vials of Product held in inventory by Wholesaler at the close of business on December 31, 2013. CTILS will extend a credit note to Wholesaler for **, calculated by multiplying the number of vials ** of Product held by Wholesaler in inventory at the close of business on December 31, 2013 multiplied by **.”

Unless otherwise defined herein, capitalized terms used in this Amendment No. 4 shall have the meanings assigned thereto in the Agreement. Except as amended herein, all other terms and conditions of the Agreement as previously amended shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereby accept and agree to the terms and conditions of this Amendment No. 4.

CTI LIFE SCIENCES LIMITED		MAX PHARMA GMBH

By:	/s/ Jim Fong	By:	/s/ Michael Kvestzer
Name:	Jim Fong	Name:	Michael Kvestzer
Title:	Director	Title:	GM
Date:	2/27/14	Date:	2/25/14

SCHEDULE 1

Product and Consideration

Effective Date: January 1, 2014

Selling Price-Federal Republic of Germany

PRODUCT	Price Per Vial of Product Charged to Wholesaler
PIXUVRI®; SKU # CLB-F-673-85519-GER	****

Selling Price-Austria

PRODUCT	Price Per Vial of Product Charged to Wholesaler
PIXUVRI®; SKU # CLB-F-673-85519-AUS	**

Selling Price-Poland

PRODUCT	Price Per Vial of Product Charged to Wholesaler
PIXUVRI®; SKU # CLB-F-673-85519-GER	**